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Cypress Names Hassane El-Khoury as Next CEO

Longtime Cypress Executive, Architect of the Company’s Successful Embedded Automotive Strategy Named President, Chief Executive Officer, Member of the Board of Directors

Cypress Chairman of the Board Ray Bingham Named Executive Chairman

SAN JOSE, Calif., August 11, 2016-Cypress Semiconductor Corporation (NASDAQ: CY) today announced that Hassane El-Khoury has been named its president, chief executive officer, and a member of its board of directors, and that Ray Bingham’s current role as chairman of the board has been expanded to executive chairman, providing him with a day-to-day role in support of the CEO focused externally on customers and investment opportunities.

“The goal of our comprehensive internal and external executive search was to identify a CEO who would drive the transformation of Cypress, expand our leadership position in embedded systems and enhance our focus on revenue and earnings growth and long-term shareholder value,” said Bingham, a 30-year veteran of the semiconductor industry who sits on numerous high-tech boards of directors in addition to Cypress. “Among the many interested and qualified candidates we interviewed, El-Khoury emerged as the clear executive leader to deliver on Cypress’s enormous potential and unlock its value for customers and investors. He has demonstrated strong leadership and judgment over the past nine years as a senior executive at Cypress, heading up some of the company’s most innovative and successful businesses. He is an agent of change who brings to this position an extensive knowledge of our target markets and a mindset focused on customer value and profitable growth.”

“Cypress is at an inflection point,” said El-Khoury, who played a key role in Cypress’s successful integration with Spansion over the last year and a half and its more recent acquisition of Broadcom’s Internet of Things (IoT) business. “We’ve architected our company to become more valuable to our embedded-systems customers, significantly expanding our portfolio of high-value solutions in growth markets such as automotive, industrial, consumer electronics and the IoT. I am thrilled and humbled to lead Cypress into the future as we expand upon our position as the supplier of choice for the world’s most innovative embedded-systems customers and partners.”

Before joining Cypress in 2007, El-Khoury served in various roles with Continental Automotive Systems in the U.S., Germany and Japan. Prior to Continental, he earned his bachelor’s of science degree in electrical engineering (BSEE) from Lawrence Technological University in Michigan and his master’s degree in engineering management from Michigan’s Oakland University.
Bingham served as the non-executive chairman of Cypress’s Board of Directors from its merger with Spansion in March 2015 to the present. He serves on the boards of high-tech companies including Oracle Corporation, he is the chairman of the board of Flex (formerly Flextronics), and he has served as the managing director of General Atlantic LLC, a technology-focused global private investment firm with offices in Silicon Valley. From 1993-2005, Bingham served in leadership positions with Cadence Design Systems, Inc., including president and chief executive officer and executive chairman. His executive experience provides Cypress with the critical perspective of someone familiar with all facets of an international enterprise.
Concurrent with these changes, as planned, former Cypress CEO T.J. Rodgers has resigned from Cypress and the Cypress board. “T.J. created a company with the resiliency to stand up to more than 34 years of change in the semiconductor industry, and one that is positioned for considerable future success,” El-Khoury said, “On behalf of all of our employees around the world, we would like to thank T.J. for his contributions and dedication to Cypress.”

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About Cypress
Founded in 1982, Cypress is the leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’s programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with the best support and engineering resources on the planet enabling innovators and out-of-the-box thinkers to disrupt markets and create new product categories in record time. To learn more, go to www.cypress.com.

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